Exhibit 11.1
                   WANG LABORATORIES, INC. AND SUBSIDIARIES

                      COMPUTATION OF EARNINGS PER SHARE


                                                   (In millions except per share data)


                                           Three Months Ended                 Three Months Ended
                                              March 31, 1996                     March 31, 1995 (2)
                                        ------------------------           ------------------------
                                        Primary    Fully Diluted           Primary    Fully Diluted
                                        -------    -------------           -------    -------------

Average shares of common
     stock outstanding                    36.1(1)           36.1(1)          34.7(1)           34.7(1)

Common equivalent shares for
     stock options and warrants             --                --               --                --
                                        ------            ------           ------            ------
                                          36.1              36.1             34.7              34.7
                                        ======            ======           ======            ======

Net income(loss)                        $  5.0            $  5.0           $(73.3)           $(73.3)

Accretion and dividends on
     preferred stock                     (12.2)            (12.2)            (2.1)             (2.1)
                                        ------            ------           ------            ------

Net loss applicable
     to common stockholders             $ (7.2)           $ (7.2)          $(75.4)           $(75.4)
                                        ======            ======           ======            ======

Net loss per share                      $(0.20)           $(0.20)          $(2.17)           $(2.17)
                                        ======            ======           ======            ======


                                            Nine Months Ended                  Nine Months Ended
                                              March 31, 1996                     March 31, 1995 (2)
                                        ------------------------           ------------------------
                                        Primary    Fully Diluted           Primary    Fully Diluted
                                        -------    -------------           -------    -------------

Average shares of common
     stock outstanding                    35.9(1)           35.9(1)          33.9(1)           33.9(1)

Common equivalent shares for
     stock options and warrants             --                --               --                --
                                        ------            ------           ------            ------
                                          35.9              35.9             33.9              33.9
                                        ======            ======           ======            ======

Net loss                                $ (8.8)           $ (8.8)          $(67.0)           $(67.0)

Accretion and dividends on
     preferred stock                     (19.0)            (19.0)            (6.2)             (6.2)
                                        ------            ------           ------            ------

Net loss applicable
     to common stockholders             $(27.8)           $(27.8)          $(73.2)           $(73.2)
                                        ======            ======           ======            ======

Net loss per share                      $(0.78)           $(0.78)          $(2.16)           $(2.16)
                                        ======            ======           ======            ======




[FN]
(1) Includes shares distributed as well as those held in a disputed claim reserve to be distributed when claims are resolved and shares issued and held in escrow in connection with the Avail Systems Corporation acquisition.

(2) Restated to include Avail Systems Corporation, which was acquired on December 18, 1995, and accounted for using the pooling of interests method.